Exhibit 10.1

Execution Version

FOURTH AMENDMENT TO CREDIT AGREEMENT

This FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), is made and entered into as of June 8, 2018, by and among INTERSECTIONS INC., a Delaware corporation (“Intersections” or the “Borrower Representative”), INTERSECTIONS ENTERPRISES INC., a Delaware corporation (“Enterprises”), INTERSECTIONS HOLDINGS INC., a Delaware corporation (“Holdings”), and IISI INSURANCE SERVICES INC., an Illinois corporation formerly known as IISI Inc. and Intersections Insurance Services Inc. (“IISI” and together with Intersections, Enterprises, and Holdings, each individually, a “Borrower” and collectively, the “Borrowers”), PEAK6 INVESTMENTS, L.P. (“Peak6 Investments”), a Delaware limited partnership (as “Administrative Agent”), and PEAK6 STRATEGIC CAPITAL LLC (f/k/a, PEAK6 Ventures LLC), a Delaware limited liability company (as the “Term Lender”).

W I T N E S S E T H:

WHEREAS, the Borrowers and the other Credit Parties party thereto from time to time, the Term Lender and the Administrative Agent are parties to that certain Credit Agreement dated as of April 20, 2017 (as amended by that certain First Amendment to Credit Agreement dated as of July 31, 2017, that certain Second Amendment to Credit Agreement dated as of November 30, 2017 and that certain Third Amendment to Credit Agreement dated as of April 3, 2018 and as may be further amended, amended and restated, refinanced, replaced, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Term Lender has made the Term Loans and certain other financial accommodations available to the Borrowers upon the terms and conditions set forth therein;

WHEREAS, the Borrower Representative has advised the Administrative Agent that the Borrowers will make certain voluntary monthly amortization payments of the Term Loans as set forth herein in consideration for the agreement of the Administrative Agent and the Term Lender to accept a reduced prepayment fee in lieu of the Early Termination Fee, and the Administrative Agent and the Term Lender have agreed to accept such voluntary monthly amortization payments;

WHEREAS, the Borrower Representative has requested that the Administrative Agent and the Term Lender agree to amend certain provisions of the Credit Agreement as set forth herein; and

WHEREAS, the Administrative Agent and the Term Lender are willing to amend certain provisions of the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Credit Parties, the Administrative Agent, and the Term Lender party hereto do hereby agree as follows:

1.             Amendments to the Credit Agreement. On the Fourth Amendment Effective Date (as defined below), and as of the Fourth Amendment Effective Date, the Credit Agreement (including the schedules and exhibits thereto) is hereby amended is hereby amended as follows:

(a)           Amendments to Section 1.01.

(i)          Early Termination Fee.  The definition of Early Termination Fee set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Early Termination Fee” means an early termination fee that the Borrowers shall pay to the Term Lenders, as applicable, concurrently with the payment of Term Loans, as applicable, whether as a result of acceleration, whether voluntary or mandatory or otherwise, in an amount equal to (i) 5.00% of the principal amount of the Term Loans paid to the extent such payment or reduction occurs on or before the one-year anniversary of the Closing Date, (ii) 3.00% of the principal amount of the Term Loans paid to the extent such payment or reduction occurs after the one-year anniversary of the Closing Date but on or before the two-year anniversary of the Closing Date and (iii) 0.00% of the principal amount of the Term Loans paid or reduced to the extent such payment or reduction occurs after the two-year anniversary of the Closing Date; provided that, for the avoidance of doubt, so long as no Event of Default exists at the time of such payment or prepayment, the Early Termination Fee shall not apply to (a) any regularly scheduled amortization payment (including, without limitation, the payment due on the Maturity Date), (b) any Monthly Prepayment, (c) any mandatory prepayment made pursuant to Section 2.02(b)(i) or 2.02(b)(ii) solely to the extent the proceeds of such mandatory prepayment are applied to Monthly Prepayments and Monthly Prepayment Fees pursuant to Section 2.02(b)(vii), (d) any mandatory prepayment made pursuant to Section 2.02(b)(iii), 2.02(b)(iv) or 2.02(b)(v), or (e) the prepayment in full of the outstanding Term Loans and all other outstanding Obligations.

(ii)         Maturity Date.  The definition of Maturity Date set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Maturity Date” means December 31, 2018, or any earlier date on which the Term Loans are accelerated pursuant to the terms hereof.

(iii)        Monthly Prepayment.  The following definitions of the terms Monthly Prepayment and Monthly Prepayment Fee are hereby inserted in the proper alphabetical location in Section 1.01 of the Credit Agreement:

“Monthly Prepayment” means, with respect to any month, a prepayment of the Term Loans in the amount of $1,500,000 for such month pursuant to Section 2.02(b)(vi).

“Monthly Prepayment Fee” has the meaning assigned to such term in Section 2.02(b)(vi).

(iv)        Subordination Agreement.  The definition of the term Subordination Agreement is hereby amended and restated in its entirety as follows:

“Subordination Agreement” means a subordination and intercreditor agreement or such other written instrument containing customary subordination provisions for such types of indebtedness at such time, each in form and substance acceptable to the Administrative Agent in its reasonable discretion.

(b)           Amendments to Section 2.02(b).  Section 2.02(b) of the Credit Agreement is hereby amended to (i) delete each reference to “Section 2.02(b)(vi)” appearing therein and to replace each such reference with “Section 2.02(b)(vii)”, (ii) delete the words “in excess of $5,000,000” from the eighth line of Section 2.02(b)(iii), and (iii) restate clause (b)(vi) thereof and add a new clause (b)(vii) thereof to read as follows, respectively:

(vi)          Monthly Prepayments.  The Borrowers shall make Monthly Prepayments on the last Business Day of each of the months of June through and including November 2018.  No Early Termination Fee shall be due in respect of any Monthly Prepayment.  Each Monthly Prepayment shall be accompanied by a prepayment fee equal to 1.5% of such Monthly Prepayment (with respect to any Monthly Prepayment, the “Monthly Prepayment Fee”).  Each Monthly Prepayment shall be applied (i) prior to an Event of Default, (x) to prepay the principal amount of the Term Loans as set forth in Section 2.02(b)(vii) below and any accrued interest thereon and (y) pay the applicable Monthly Prepayment Fee and (ii) following the occurrence and during the continuance of an Event of Default, in accordance with the application of payments specified in Section 8.03.

(vii)         Application of Mandatory Prepayments.  Prior to an Event of Default, all such amounts paid or prepaid pursuant to Sections 2.02(b)(i) through and including (vi) shall be applied to prepay the principal amount of any unpaid installments of the Term Loans (including, for the avoidance of doubt, Monthly Prepayments, scheduled amortization payments and the payment owing on the Maturity Date) in the direct order of maturity thereof, together with any accrued interest and fees (including, without limitation, any Monthly Prepayment Fee and any Early Termination Fee, as applicable) owing in respect of such repaid or prepaid principal.

(c)            Amendment to Section 2.05. Section 2.05 of the Credit Agreement is hereby amended and restated in its entirety as follows:

In the event that (i) the Term Loans are prepaid, repaid, reduced, refinanced, or replaced in  part before the Maturity Date for any reason (other than as a result of regularly schedule amortization payments (including, without limitation, the payment due on the Maturity Date), any mandatory prepayment made pursuant to Section 2.02(b)(iii), 2.02(b)(iv) or 2.02(b)(v), or Monthly Prepayments), (ii) the Obligations are accelerated (whether pursuant to the terms of this Agreement, by operation of law, or otherwise), (iii) the Term Loans are satisfied as a result of a foreclosure sale or by any other enforcement means (including, without limitation, in connection with the sale during any Event of Default or foreclosure upon the Collateral or pursuant to, or as the consequence of, any regulatory or judicial enforcement or other actions from any Governmental Authority), or (iv) an Event of Default occurs under Section 8.01(e) (whether or not a claim for the Early Termination Fee is allowed in such proceeding), then, on the effective date of such event described in any of the foregoing clauses (i), (ii), (iii) or (iv), the outstanding balance of the Term Loans shall include, in addition to all other Obligations, the Early Termination Fee; provided that, for the avoidance of doubt, so long as no Event of Default exists at the time of such payment or prepayment, the Early Termination Fee shall not apply to the prepayment in full of the outstanding Term Loans and all other outstanding Obligations.  The Early Termination Fee shall be for the pro rata benefit of the Term Lenders, as liquidated damages and compensation for the costs of being prepared to make funds available hereunder.  The Credit Parties agree that the Early Termination Fee is a reasonable calculation of the Term Lenders’ lost profits in view of the difficulties and impracticality of determining actual damages resulting from a repayment, prepayment and/or an early repayment of the Term Loans.

(d)           Amendment to Section 7.02(e). Section 7.02(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e)           unsecured Subordinated Debt incurred after the Closing Date on terms and conditions acceptable to the Administrative Agent in its reasonable discretion, provided that (i) the maturity date of such Subordinated Debt shall be at least one hundred and eighty (180) days following the Maturity Date (after taking in account any extension thereof) and (ii) the aggregate principal amount of such Subordinated Debt shall not exceed $15 million;

(e)           Amendment to Section 7.08. Section 7.08 of the Credit Agreement is hereby amended and restated in its entirety as follows:

7.08        Transactions with Affiliates.

No Credit Party nor any Subsidiary will engage in any transaction with any Affiliate or its or any of its Affiliate’s employees, officers or directors, whether or not in the ordinary course of business, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such Affiliate, on terms less favorable to such Credit Party or Subsidiary or Affiliate than would have been obtainable on an arm’s-length basis in the ordinary course of business; provided that the foregoing restriction shall not apply to (i) transactions solely among the Credit Parties otherwise permitted hereunder and (ii) any Restricted Payment permitted under Section 7.04.  For the avoidance of doubt, Michael Stanfield’s involvement in the Specified i4c Disposition on the terms disclosed in writing to the Term Lender prior to June 4, 2018 and the terms of any Capital Stock not prohibited to be issued under Section 7.04 or Subordinated Debt permitted to be incurred under Section 7.02(e), in each case, issued to Affiliates of a Credit Party the proceeds of which are used to pay the Term Loans shall each be deemed to be permitted pursuant to this Section 7.08.

2.             Conditions Precedent to Effectiveness of this Amendment.  This Amendment shall become effective as of the date upon which each of the following conditions has been satisfied in full in the Administrative Agent’s sole discretion (such date, the “Fourth Amendment Effective Date”):

(a)           the Administrative Agent shall have received one or more counterparts of this Amendment duly executed and delivered by the Borrowers, the Administrative Agent, and the Term Lender; and

(b)           the Administrative Agent and the Term Lender shall have received such other assurances, certificates, documents, consents or opinions as the Administrative Agent or Term Lender reasonably may require, each in form and substance reasonably satisfactory to the Administrative Agent and Term Lender.

3.             Representations and Warranties.  Each Borrower and each other Credit Party hereby represent and warrant to the Administrative Agent and the Term Lender as follows:

(a)         The execution, delivery and performance by each Credit Party of this Amendment and the performance by such Credit Party of its obligations and agreements under this Amendment and the Credit Agreement, as amended hereby, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Credit Party’s certificate or articles of incorporation (or equivalent thereof), (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created pursuant to the Loan Documents) under, or require any payment to be made under (A) any Contractual Obligation to which such Credit Party is a party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries, (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Credit Party or its property is subject or (C) any Material Contract to which such Credit Party is a party or affecting such Credit Party or the properties of such Credit Party or any of its Subsidiaries; or (iii) violate any Law, except in each case referred to in clause (ii)(A), (ii)(C) or (iii) of this Section 3(a) to the extent that any such conflict, breach, contravention, creation payment or violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

(b)         This Amendment has been duly executed and delivered by such Credit Party.  Each of this Amendment and the Credit Agreement, as amended hereby, constitutes a legal, valid and binding obligation of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, subject to applicable Debtor Relief Laws and by general equitable principles relating to enforceability, whether enforcement is sought by a proceeding in equity or at law;

(c)         No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Credit Party of this Amendment or the Credit Agreement as amended hereby;

(d)         Each of the representations and warranties of the Borrowers and each other Credit Party contained in the Loan Documents, or which is contained in any document furnished at any time under or in connection herewith and therewith, is true and correct on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date; and

(e)         No Default or Event of Default exists, and after giving effect to this Amendment, no Default or Event of Default shall exist or arise therefrom.

4.             Release.

(a)         As a material inducement to the Administrative Agent and the Term Lender entering into this Amendment, which is to the direct advantage and benefit of the Borrowers and the other Credit Parties, each Credit Party, for itself and its respective Affiliates, does hereby release, waive, relinquish, acquit, satisfy and forever discharge the Administrative Agent and the Term Lender, and each other Secured Party and all of the respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, Affiliates, successors and assigns of each such Person (collectively the “Discharged Parties” and each a “Discharged Party”), from any and all manner of debts, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, costs, losses, deficiencies, diminution in value, disbursements, obligations, expenses, damages, judgments, executions, actions, suits, claims, counterclaims, demands, defenses, setoffs, objections, adverse consequences, amounts paid in settlement,  and causes of action of any nature whatsoever, whether at law or in equity or otherwise, either now accrued or hereafter maturing and whether known or unknown, fixed or contingent, direct or indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, which such Credit Party or such Affiliate now has or hereafter can, shall or may have by reason of any matter, cause, thing or event occurring on or prior to the Fourth Amendment Effective Date arising out of, in connection with or relating to (i) the Obligations, including, but not limited to, the administration or funding thereof, (ii) any of the Loan Documents or the indebtedness evidenced and secured thereby, and (iii) any other agreement or transaction between any Credit Party or Affiliate and any Discharged Party relating to or in connection with the Loan Documents or the transactions contemplated therein, except that this Section 4(a) shall not waive or release any of the Term Lender’s, the Administrative Agent’s, or any other Discharged Party’s contractual obligations (if any) under the Credit Agreement or any of the other Loan Documents.

(b)         As a material inducement to the Credit Parties entering into this Amendment, which is to the direct advantage and benefit of the Administrative Agent and the Term Lender, each of Administrative Agent and the Term Lender, for itself and its respective Affiliates, does hereby release, waive, relinquish, acquit, satisfy and forever discharge the Credit Parties, and all of the respective past, present and future officers, directors, employees, agents, attorneys, representatives, participants, heirs, Affiliates, successors and assigns of each such Person (collectively the “Discharged Credit Parties” and each a “Discharged Credit Party”), from any and all manner of debts, warranties, representations, covenants, promises, contracts, controversies, agreements, liabilities, costs, losses, deficiencies, diminution in value, disbursements, obligations, expenses, damages, judgments, executions, actions, suits, claims, counterclaims, demands, defenses, setoffs, objections, adverse consequences, amounts paid in settlement,  and causes of action of any nature whatsoever, whether at law or in equity or otherwise, either now accrued or hereafter maturing and whether known or unknown, fixed or contingent, direct or indirect, or derivative, asserted or unasserted, foreseen or unforeseen, suspected or unsuspected, which such Administrative Agent, the Term Lender or such Affiliate now has or hereafter can, shall or may have, in each case, by reason of any matter, cause, thing or event occurring on or prior to the Fourth Amendment Effective Date arising out of, in connection with or relating to (i) any facts or circumstances occurring prior to the Fourth Amendment Effective Date that any of Administrative Agent, Term Lender or Affiliate thereof has alleged results in a Default or Event of Default or (ii) any cause of action that any of Administrative Agent, Term Lender or Affiliate may have with respect to the conduct of any Credit Party occurring prior to the Fourth Amendment Effective Date, except that, notwithstanding the foregoing, (x) this Section 4(b) shall not waive or release any Credit Party’s or any other Discharged Credit Party’s contractual obligations under the Credit Agreement or any of the other Loan Documents and (y) each Credit Party reaffirms and confirms its obligations under the Loan Documents as set forth in Section 5 below.

5.             Reaffirmation and Confirmation.  The Credit Parties hereby (a) acknowledge and reaffirm their respective obligations as set forth in each Loan Document (as amended or otherwise modified by this Amendment), (b) agree to continue to comply with, and be subject to, all of the terms, provisions, conditions, covenants, agreements and obligations applicable to them set forth in each Loan Document (as amended or otherwise modified by this Amendment), which remain in full force and effect, and (c) confirm, ratify and reaffirm that (i) the guarantees and indemnities given by them or any other Credit Party pursuant to the Credit Agreement and/or any other Loan Documents continue in full force and effect, following and notwithstanding, the amendments thereto pursuant to this Amendment; and (ii) the security interest granted to the Administrative Agent, for the benefit of each Secured Party, pursuant to the Loan Documents in all of their right, title, and interest in all then existing and thereafter acquired or arising Collateral in order to secure prompt payment and performance of the Obligations, is continuing and is and shall remain unimpaired and continue to constitute a first priority security interest (subject to Permitted Liens) in favor of the Administrative Agent, for the benefit of each Secured Party, with the same force, effect and priority in effect immediately prior to entering into this Amendment.

6.             Estoppel. To induce the Administrative Agent and the Term Lender to enter into this Amendment, each Credit Party hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, to the knowledge of each Credit Party, there exists no right of offset, defense, counterclaim or objection in favor of such Credit Party as against the Administrative Agent the Term Lender with respect to the Obligations.  To induce the Credit Parties to enter into this Amendment, each of Administrative Agent and the Term Lender hereby acknowledges and agrees that, after giving effect to this Amendment, as of the date hereof, to the knowledge of Administrative Agent and the Term Lender, there exists no Default or Event of Default.

7.             Provisions of General Application.

(a)         Effect of this Amendment.  Except as set forth in Section 1 and Section 2 of this Amendment, no other changes, modifications, waivers or forbearances to the Loan Documents are intended or implied and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the Fourth Amendment Effective Date.  To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall govern and control.  The Credit Agreement and this Amendment shall be read and construed as one agreement.

(b)         Binding Effect.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

(c)         Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other document furnished in connection with this Amendment shall survive the execution and delivery of this Amendment and the other documents, and no investigation by the Administrative Agent or the Term Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent and the Term Lender to rely upon them.

(d)         Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment.

(e)         Reviewed by Attorneys.  Each Credit Party represents and warrants to the Administrative Agent and the Term Lender that it (i) understands fully the terms of this Amendment and the consequences of the execution and delivery of this Amendment, (ii) has been afforded an opportunity to have this Amendment reviewed by, and to discuss this Amendment and each other document executed in connection herewith with, such attorneys and other persons as such Credit Party may wish, and (iii) has entered into this Amendment and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person.  The parties hereto acknowledge and agree that neither this Amendment nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Amendment and the other documents executed pursuant hereto or in connection herewith.

(f)          Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW (OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW §5-1401 and §5-1402)).

(g)         Counterparts.  This Amendment may be executed in any number of counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or electronic imaging means shall be as effective as delivery of a manually executed counterpart hereof.

(h)         Entire Agreement.  The Credit Agreement as modified by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

(i)          No Novation.  This Amendment shall not extinguish the Term Loans or other obligations outstanding under the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Borrowers have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

BORROWERS:

INTERSECTIONS INC., a Delaware corporation,
as a Borrower and the Borrower Representative

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer

INTERSECTIONS ENTERPRISES INC., a
Delaware corporation, as a Borrower

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer

INTERSECTIONS HOLDINGS INC., a
Delaware corporation, as a Borrower

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer

IISI INSURANCE SERVICES INC., an Illinois
corporation, as a Borrower

By:	/s/ Ronald L. Barden
Name:	Ronald L. Barden
Title:	Chief Financial Officer

[PEAK6/INTX – Signature Page to Fourth Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

PEAK6 INVESTMENTS, L.P., as
Administrative Agent

By: PEAK6 LLC, its general partner

By:	/s/ Matthew Hulsizer
Name: Matthew Hulsizer
Title: Manager

[PEAK6/INTX – Signature Page to Fourth Amendment to Credit Agreement]

TERM LENDER:

PEAK6 STRATEGIC CAPITAL LLC, as
Term Lender

By:	PEAK6 Investments, L.P., its manager
By:	PEAK6 LLC, its general partner

By:	/s/ Matthew Hulsizer
Name: Matthew Hulsizer
Title: Manager

[PEAK6/INTX – Signature Page to Fourth Amendment to Credit Agreement]